UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on February 2, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•     liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•     failing to maintain and protect our brand, independence, and reputation;

•     failing to differentiate our products and continuously create innovative, proprietary research tools;

•     failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•     liability related to our storage of personal information related to individuals as well as portfolio and account-level information;

•     compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•     downturns in the financial sector, global financial markets, and global economy, including the effect of market volatility on revenue from asset-based fees;

•     the effect of changes in industry-wide issuance volume for commercial mortgage-backed securities;

•     a prolonged outage of our database, technology-based products and services, or network facilities;

•     challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and

•     trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles.

Investor Questions and Answers: January 6, 2017

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through January 4, 2017. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Vision for Long-Term Success

1.             Looking forward 5-10 years, what does success look like for the company? What are the things management is trying to achieve?

Looking ahead, we plan to continue Morningstar’s mission of creating great products that help investors reach their financial goals. We plan to build on that strong foundation as we position the company for our next stage of innovation and growth.

Some of the specific measure of success we focus on are:

•     Higher revenue per advisor

•     Significant increases in net inflows for Morningstar Managed Portfolios globally

•     Continued growth in the adoption rate for our managed retirement accounts

•     Double-digit annual growth rates in total licenses for Morningstar Direct and PitchBook Data

•     Positive trends in our Net Promoter Score, a measure of product satisfaction based on how likely users are to recommend a product or service

•     Expansion of our credit ratings capabilities and market share

•     Strong long-term performance for our research and investment management offerings

Operationally, we’re focusing on improving our execution and scale to help us make the transition from being a medium-sized company to one that’s significantly larger. Our vision for success here includes:

•                  Increasing speed and agility so that we can bring our capabilities together in a smarter and faster way

•                  Driving operational excellence as a core capability

•                  Continuing to improve alignment and accountability within teams

•                  Focusing on the convergence of data and technology to improve our core data operations

While we don’t issue public financial forecasts, we would expect these efforts to result in stronger financial performance over time, including more robust revenue growth than we’ve shown over the past couple of years. Our goal is to drive profitable growth and become a significantly larger business.

We also plan to continue investing in our core data and research capabilities. Our vision for success here includes continuing to build out the depth and breadth of these assets, as well as our ability to monetize them. We also want to make sure Morningstar stays relevant in a changing investment landscape by enhancing our capabilities in areas outside of traditional mutual funds (including fixed income, equity data, and private capital) and providing investors with a more comprehensive approach to asset allocation and portfolio analysis.

More broadly, we think this a good time to be an investor, and we’re proud that Morningstar is part of the reason for that. Globally, fees on investment products are declining, investor options are growing, and regulatory change is catching up to an investor-first vision that Morningstar has embraced since we first started in 1984. We plan to look at the change happening in our industry as an opportunity to innovate, an opportunity to grow, and an opportunity to illuminate investing. That will be the ultimate measure of our success going forward.

Product Pricing

2.             What has pricing growth been in the past five years? What’s the outlook going forward?

We continuously enhance the value of products and services to meet our clients’ needs, so our focus is on delivering more value to our clients. We’ve also held back on price increases in recent years because of the slower macroeconomic environment. Because many of our clients have been under pressure to reduce their costs in response to pressure on investment management fees, we don’t expect the near-term environment to be overly receptive to higher prices. However, we are planning some moderate price increases in 2017 to reflect the enhanced value we’re delivering with products such as Morningstar Direct and Morningstar Data.

Distribution Channels

3.             What is the revenue breakdown by distribution channel (self-serve, direct sales, third-party sales, etc.)?  Which channels are becoming more or less important? Are there significant margin differences between the different channels?

Over time, our sales model has shifted away from direct/self service and more toward enterprise sales, mainly reflecting growth in products such as Morningstar Direct, Morningstar Data, and Workplace Solutions. We estimate that our revenue breaks down by distribution channel as shown below.

Channel	% of revenue in first nine months of 2016 (approximate)
Outside/enterprise sales	62%
Inside sales	16%
Redistributor	8%
Wholesale (mainly for Morningstar Managed Portfolios)	8%
Direct/self service	6%

We don’t currently track our operating margin by sales channel, but are always looking for ways to improve our margins through greater sales productivity and efficiency.

Operating Margin

4.              What needs to happen for us to see a significantly higher or lower margin going forward?

One of the main characteristics of our business is high operating leverage—meaning the majority of our cost base is relatively fixed (mainly in the form of compensation costs for most of our employees), as opposed to variable costs that change along with the level of sales. This magnifies the effect of revenue fluctuations on our operating results. As a result, if revenue increases, we would generally expect to see a larger percentage increase in operating income (and operating margin, by extension). By the same token, any decline in revenue would generally lead to a larger percentage decline in operating income and operating margin. This effect is partly offset by the current structure of our bonus plan, which provides a partial hedge against weaker performance because we reduce the operating expense for the bonus plan if actual revenue is lower than our expectations.

Investments and acquisitions may also lead to changes in our operating margin. We’ve made significant investments to rebuild many of our major software platforms over the past several years, which has increased our cost base and reduced our operating margin. Some of our acquisitions may also have a negative effect on our consolidated operating margin in the short term. For example, PitchBook Data, Inc., which we acquired in December 2016, has had modest operating losses as a startup firm. However, we believe it has significant revenue growth potential because of its strong market position and increasing investor interest in private equity, venture capital, and mergers and acquisitions (M&A). We also believe PitchBook should be able to start generating operating profits relatively soon because it has a similar business model as the rest of Morningstar—namely, a scalable business with high operating leverage.

Key Operating Metrics

5.              What are three to five key metrics that management uses to judge if the business is going to the right or wrong direction?

In addition to financial metrics, we track a variety of operating metrics related to our key products, which you can find in the table labeled Supplemental Data included in our quarterly earnings releases. If we had to narrow it down to five key metrics, we would highlight these measures: revenue per advisor, net new flows into Morningstar Managed Portfolios, the adoption rate for managed retirement accounts, net new seats for Morningstar Direct and PitchBook Data, and trends in our Net Promoter Score.

Potential Tax Changes and Cash Balance

6.              If President-elect Trump is effective at changing the tax code and lowering the corporate tax rate, how will lower taxes impact Morningstar’s strategy regarding repatriation of its foreign cash balances?

As of September 30, 2016, approximately 80% of our cash, cash equivalents, and investments balance was held by our operations outside of the United States. Based on the circumstances at that time, we also disclosed that we do not expect to repatriate earnings from our international subsidiaries in the foreseeable future.

While we continuously monitor and assess current and proposed tax legislation, it would be premature to speculate about which tax reforms might ultimately be enacted. If tax reform is enacted, we would evaluate its overall impact and make any decisions at that time. For example, a lower corporate tax rate would likely increase our cash provided by operating activities and allow us to deploy our cash balance in a different way. As far as our strategy for repatriating foreign cash balances, we would consider a variety of factors, including each operation’s recent financial performance, operating cash needs, and strategic and operating plans.

Morningstar Library Services

7.              When did Morningstar [Morningstar Library Services] start its online database subscription service for public libraries? How many public libraries currently subscribe to this service?

We introduced Morningstar Investment Research Center, our database service for libraries, in 2003. We currently have about 850 public libraries as subscribers and also serve government, corporate, and academic libraries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 6, 2017	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer